Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Announces Appointment of Chief Executive Officer & President

Robert Eckel to Become Chief Executive Officer and President

Kevin Russell, Aware’s Current Chief Executive Officer and President, to Become Chief Legal and Administrative Officer

BEDFORD, MASS. – September 19, 2019 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, announced that Robert A. Eckel has been appointed Chief Executive Officer and President, effective September 19, 2019. Mr. Eckel will also serve as a member of the Board of Directors of Aware.

Kevin T. Russell, Aware’s current Chief Executive Officer and President, General Counsel has been named Chief Legal and Administrative Officer. Mr. Russell will continue to serve as a member of the Board of Directors of Aware.

Prior to joining Aware, Mr. Eckel served as the Chief Executive Officer and President North America for the Identity and Security business at Idemia. As CEO and President North America for Idemia, and as CEO of the Identity and Security company MorphoTrust USA, Mr. Eckel was responsible for leading and driving the integration and profitable growth of numerous acquisitions, while ensuring customer and employee engagement and success. With a portfolio of expertise in secure identity, biometrics, air traffic control, and defense systems, Mr. Eckel has played instrumental roles in successful business expansions while at Raytheon Company, Hughes Aircraft Company and Digimarc Corporation with a long history driving product commercialization and contract execution in U.S. high-tech commercial and government fields.

Brent Johnstone, Aware’s Chairman of the Board said, “Over the past several years, the Aware team has done a great job expanding our industry-leading biometric technology and platforms to enable us to grow beyond our traditional government market and penetrate the commercial market with a range of robust, flexible, biometric applications and solutions. We're excited to name Bob Eckel as the President and Chief Executive Officer of the Aware team to drive our leading biometric technology into the government and the commercial markets as well as explore strategic partnerships. Bob brings a wealth of direct industry experience as well as a track record of driving commercial success.”

Mr. Eckel said, “I’m excited to be joining an Aware team known for its customer relationships, employee dedication and exemplary domain knowledge and passion. Together we’ll continue to expand Aware’s leadership position in the industry and bring effective biometric technology into people’s lives. One of my passions is to build and lead companies that enable individuals to experience the life we deserve through technology. My background in secure identity solutions, biometrics technology, and complex systems will help me drive this mission for Aware.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, the growth of the biometrics markets generally, and Aware’s success selling into the government and commercial markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xii) our intellectual property is subject to limited protection; xiii) we may be sued by third parties for alleged infringement of their proprietary rights; xiv) we must attract and retain key personnel; xv) we rely on single sources of supply for certain components used in our hardware products; xvi) our business may be affected by government regulations and adverse economic conditions; xvii) we may make acquisitions that could adversely affect our results, and xviii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com